Exhibit 99.1

Media Contacts:
Sitrick And Company
Brenda Adrian
212-573-6100
Anita-Marie Laurie
310-788-2850

Exide Technologies Announces Executive Management Change

MILTON, Ga., July 26, 2013 — Exide Technologies (PINK SHEETS:XIDEQ) (www.exide.com), a global leader in stored electrical energy solutions, announced today that effective July 31, 2013, James R. Bolch has voluntarily stepped down from his positions as President, Chief Executive Officer and a member of the Board of Directors of Exide in order to pursue other opportunities. In connection with his resignation, Mr. Bolch has agreed to provide transition services through November 29, 2013.

The Company also announced that Robert M. Caruso, of Alvarez & Marsal, who has acted as Exide’s Chief Restructuring Officer since June 2013, will cease serving as Chief Restructuring Officer and be appointed President and Chief Executive Officer, and Ed Mosley, also of Alvarez & Marsal, will be appointed Chief Restructuring Officer, each effective as of August 1, 2013.

“We want to thank Jim for his leadership of the Company over the last three years and during this initial phase of our reorganizational efforts. We wish him all the best in his future endeavors,” said Jack Reilly, Chairman of the Board of Directors. “We are delighted and extremely fortunate to have executives of Bob’s and Ed’s character, knowledge and restructuring expertise to set the company on a long-term path to success.”

About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements

Except for historical information, this news release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure, and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements regarding liquidity and (e) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business, and (f) statements regarding tax and liquidity impacts from asset sales and restructuring activities.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the ability of the Company to develop, prosecute, confirm and consummate the Chapter 11 plan of reorganization, (ii) the potential adverse impact of the Chapter 11 filing on the Company’s liquidity and operations and the risks associated with operating businesses under Chapter 11 protection, (iii) the ability of Exide to comply with the terms of the DIP financing facility, (iv) the Company’s ability to obtain additional financing, (v) the Company’s ability to retain key management and employees, (vi) customer response to the Chapter 11 filing, (vii) the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the company’s Chapter 11 filing, (viii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (ix) the Company’s ability to implement and fund business strategies based on current liquidity, (x) the Company’s ability to realize anticipated efficiencies and avoid additional unanticipated costs related to its restructuring activities, (xi) the cyclical nature of the industries in which the Company operates and the impact of current adverse economic conditions on those industries, (xii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (xiii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (xiv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (xv) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (xvi) competitiveness of the battery markets in the Americas and Europe, (xvii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xviii) the ability to acquire goods and services and/or fulfill later needs at budgeted costs, (xix) general economic conditions, (xx) the Company’s ability to successfully pass along increased material costs to its customers, (xxi) recently adopted U.S. lead emissions standards and the implementation of such standards by applicable states, and (xxii) those risk factors described in the Company’s fiscal 2013 Form 10-K for the fiscal year ended March 31, 2013.

The Company cautions each reader of this news release to carefully consider those factors set forth above. Such factors have, in some instances, affected and in the future could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.